EXHIBIT 21

		  MINNESOTA MINING AND MANUFACTURING COMPANY
			AND CONSOLIDATED SUBSIDIARIES

			   PARENT AND SUBSIDIARIES

                                                 							     Percentage of
					                                         Organized      Voting Securities
					                                         Under          Beneficially Owned
Name of Company                               Laws of        by Registrant

Registrant:
 Minnesota Mining and Manufacturing Company    Delaware

Consolidated subsidiaries of the registrant:
  Eastern Heights Bank                         Minnesota                99
  Media Networks, Inc.                         Delaware                100
  National Advertising Company                 Delaware                100
  3M Unitek Corporation                        California              100
  3M Argentina S.A.C.I.F.I.A.                  Argentina               100
  3M Australia Pty. Limited                    Australia               100
  3M Oesterreich GmbH                          Austria                 100
  3M Belgium S.A./N.V.                         Belgium                 100
  Seaside Insurance Limited                    Bermuda                 100
  3M do Brasil Limitada                        Brazil                  100
  3M Canada Inc.                               Canada                  100
  3M A/S                                       Denmark                 100
  Suomen 3M Oy                                 Finland                 100
  3M France, S.A.                              France                  100
  3M Deutschland GmbH                          Germany                 100
  3M Hong Kong Limited                         Hong Kong               100
  3M Italia Finanziaria S.p.A.                 Italy                   100
  Sumitomo 3M Limited                          Japan                    50
  3M Health Care Limited                       Japan                    75
  3M Korea Limited                             Korea                    60
  3M Mexico, S.A. de C.V.                      Mexico                  100
  Distribution Services International B.V.     Netherlands             100
  3M Nederland B.V.                            Netherlands             100
  3M (New Zealand) Limited                     New Zealand             100
  3M Norge A/S                                 Norway                  100
  3M Puerto Rico, Inc.                         Puerto Rico             100
  3M Singapore Private Limited                 Singapore               100
  3M South Africa (Proprietary) Limited        South Africa            100
  3M Espana, S.A.                              Spain                   100
  3M Svenska AB                                Sweden                  100
  3M (East) A.G.                               Switzerland             100
  3M (Schweiz) A.G.                            Switzerland             100
  3M Taiwan Limited                            Taiwan                  100
  3M Thailand Limited                          Thailand                100
  3M United Kingdom P.L.C.                     United Kingdom          100
  3M Venezuela, S.A.                           Venezuela               100

NOTE: Subsidiary companies excluded from the above listing, if considered in the aggregate, would not constitute a significant subsidiary.